UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026 (August 3, 2026)

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 3, 2026, ABVC BioPharma, Inc. (the “Company”) determined to postpone the previously announced distribution of ordinary shares of BioKey (Cayman), Inc. (the “Distribution”), which had been scheduled to occur on August 3, 2026. The Company has now determined that the Distribution will now occur on August 21, 2026. The postponement provided the Company with additional time to complete certain administrative, regulatory and tax-related matters necessary to effect the Distribution.

The Company coordinated with The Nasdaq Stock Market LLC, The Depository Trust Company and the Company’s transfer agent regarding the revised distribution mechanics and the establishment of the new distribution date of August 21, 2026.

The previously announced record date of July 24, 2026 remains unchanged, and the distribution ratio will remain 0.169464 ordinary shares of BioKey (Cayman), Inc. for each share of the Company’s common stock held as of the record date. The previously announced ex-dividend date will no longer apply and will be revised in connection with the new distribution date of August 21, 2026.

The Company intends to announce the corresponding ex-dividend date after such date has been finalized and the remaining administrative, regulatory, and tax-related matters have been completed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

August 12, 2026	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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